SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

831 Latour Court, Suite A Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

620 Airpark Road

Napa, California 94558

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2006, Senetek Plc (the “Company”) entered into an exclusive license agreement with Plethora Solutions Limited, a company incorporated in England (“Plethora”), in respect of Invicorp, the Company’s patented combination drug treatment for male erectile dysfunction.

Under the terms of this license agreement, Plethora will be responsible for taking Invicorp through the drug regulatory process with the drug regulatory agencies of the United States and Canada and of any other country to which its licensed territory may be extended and, following approval, for manufacturing and marketing Invicorp throughout its licensed territory. If and when regulatory approval is received, under the terms of the agreement Plethora will arrange for the manufacture of Invicorp and will market Invicorp in Canada and the United States. The agreement also provides Plethora a right of first offer with respect to the licensing of Invicorp in additional countries (excluding the European Union, for which Ardana Bioscience Ltd. (“Ardana”) was previously granted an exclusive license) in the event that the Company proposes to grant a license to a third party for such country or the Company receives an offer from a third party for such country, as well as a right to initiate negotiations for licensing of Invicorp in additional countries, in each case subject to the prior rights of Ardana.

The terms of the license agreement provide for the Company to receive royalties based upon Plethora’s and its sublicensees’ net sales of Invicorp in North America and any additional countries to which its licensed territory may be extended through the later of the expiration of the licensed patents or the tenth anniversary of the first commercial sale of licensed products. The Company will also receive certain pre-determined milestone payments upon the achievement of (i) the first marketing approval in any country within the licensed territory, (ii) each subsequent marketing approval in any country within the licensed territory, (iii) the first commercial sale of the licensed product and the first anniversary thereof, (iv) the achievement of a specified cumulative net sales target, and (v) the achievement of specified annual net sales targets.

Under the terms of the license agreement, the Company is relieved of any responsibilities with respect to the regulatory approval process for Invicorp in North America and any additional countries to which the license may be extended and with respect to marketing of the product, all of which have been assumed by Plethora.

The agreement also contains standard representations, warranties, covenants and cross-indemnities from each party.

Item 8.01	Other Events

On February 21, 2006 the Company issued a press release announcing the agreement with Plethora Solutions in respect of Invicorp.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibit is filed as part of this report:

Press release dated February 21, 2005 is filed as Exhibit 99.1.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2006		SENETEK PLC (Registrant)

	By:	/s/ Frank Massino
	Name:	Frank Massino
	Title:	Chief Executive Officer

3

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated February 21, 2006 announcing the License Agreement with Plethora Solutions.

4